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PRESS RELEASE - APRIL 22, 2005                     FOR IMMEDIATE RELEASE

1st STATE BANCORP, INC.                            FOR MORE INFORMATION CONTACT:
                                                         JAMES C. McGILL
                                                         (336) 227 - 8861

              1st STATE BANCORP, INC. ANNOUNCES INCREASED EARNINGS

BURLINGTON, NORTH CAROLINA       1st STATE BANCORP, INC.          (NASDAQ: FSBC)


1st State Bancorp, Inc. (Nasdaq: FSBC), the holding company for 1st State Bank, has reported increased earnings for the quarter ended March 31, 2005. Net income for the quarter ended March 31, 2005 increased 13.5% to $884,000, from net income of $779,000 earned in the quarter ended March 31, 2004. Basic earnings per share increased $0.03 per share to $0.31 per share for the quarter ended March 31, 2005, from $0.28 per share for the quarter ended March 31, 2004. Diluted earnings per share increased $0.04 per share to $0.30 per share for the quarter ended March 31, 2005 from $0.26 per share for the quarter ended March 31, 2004.


Net income for the six months ended March 31, 2005 increased 12.9% to $1,736,000, from net income of $1,537,000 earned in the six months ended March 31, 2004. Basic earnings per share increased $0.07 per share to $0.62 per share for the six months ended March 31, 2005, from $0.55 per share for the quarter ended March 31, 2004. Diluted earnings per share increased $0.06 per share to $0.58 per share for the six months ended March 31, 2005 from $0.52 per share for the same period in the prior year.


Net interest income increased $289,000 or 10.5% to $3.1 million for the quarter ended March 31, 2005 from the $2.8 million recorded in the quarter ended March 31, 2004. The Company's net interest income as a percentage of average interest earning assets increased 24 basis points to 3.48% for the quarter ended March 31, 2005 from the 3.24% reported in the quarter ended March 31, 2004. This net increase results primarily from increased interest income from the recent increases in short term interest rates by the Federal Reserve Board.


At March 31, 2005, 1st State Bancorp, Inc. had total assets of $373 million, deposits of $279 million and stockholders' equity of $64.7 million. The book value per share of common stock was $22.29 per share at March 31, 2005.


1st State Bancorp, Inc., through its subsidiary 1st State Bank, currently services its customers from seven full service banking offices in Alamance County.


This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, the impact of interest rates on financing issues. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the Company or any other person that results expressed therein will be achieved.



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1st STATE BANCORP, INC. (NASDAQ:FSBC)
SUMMARY OF FINANCIAL HIGHLIGHTS

SELECTED FINANCIAL DATA:                                                         MARCH 31,                        SEPTEMBER 30,
(IN THOUSANDS - UNAUDITED)                                                         2005                               2004
                                                                                   ----                               ----
Total assets                                                                    $ 372,753                          $ 377,714
Loans receivable, net                                                             234,418                            231,763
Loans held for sale                                                                 1,975                                930
Investment securities                                                             110,634                            119,612
Cash and cash equivalents                                                           9,030                              9,854
Deposit accounts                                                                  278,769                            262,734
Advances from Federal Home Loan Bank                                               23,500                             44,000
Total stockholders' equity                                                         64,731                             65,914
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SELECTED OPERATING DATA:                                            THREE MONTHS ENDED                     SIX MONTHS ENDED
(IN THOUSANDS - UNAUDITED)                                   3/31/2005           3/31/2004           3/31/2005           3/31/2004
                                                             ---------           ---------           ---------           ---------
Interest income                                                $4,512              $3,954              $8,850              $8,001
Interest expense                                                1,458               1,189               2,728               2,424
                                                               ------              ------              ------              ------
Net interest income                                             3,054               2,765               6,122               5,577

Provision for loan losses                                          60                  60                 390                 120
                                                               ------              ------              ------              ------
Net interest income after
   provision for loan losses                                    2,994               2,705               5,732               5,457

Non-interest income                                               460                 590               1,106               1,116
Non-interest expense                                            2,077               2,056               4,142               4,159
                                                               ------              ------              ------              ------
Income before taxes                                             1,377               1,239               2,696               2,414

Income tax expense                                                493                 460                 960                 877
                                                               ------              ------              ------              ------
Net income                                                     $  884              $  779              $1,736              $1,537
                                                               ======              ======              ======              ======
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PER SHARE DATA:                                                     THREE MONTHS ENDED                     SIX MONTHS ENDED
(UNAUDITED)                                                  3/31/2005           3/31/2004           3/31/2005           3/31/2004
                                                             ---------           ---------           ---------           ---------
Basic earnings per share                                     $     0.31         $      0.28          $     0.62          $     0.55
Diluted earnings per share                                         0.30                0.26                0.58                0.52
Average shares outstanding - basic                            2,811,410           2,814,005           2,821,942           2,813,224
Average shares outstanding - diluted                          2,962,132           2,971,283           2,969,782           2,966,119
Cash dividends per share                                     $     0.10         $      0.10          $     0.20          $     0.20
Book value at March 31                                       $    22.29         $     21.71
Shares outstanding at March 31                                2,903,517           2,962,323
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INTEREST MARGIN                                                     THREE MONTHS ENDED                     SIX MONTHS ENDED
(% OF AVERAGE ASSETS - UNAUDITED)                            3/31/2005           3/31/2004           3/31/2005           3/31/2004
                                                             ---------           ---------           ---------           ---------
Yield on interest earning assets                               5.15%               4.64%               5.03%               4.70%
Cost of interest bearing liabilities                           2.07%               1.71%               1.93%               1.75%
                                                               -----               -----               -----               -----
Interest rate spread                                           3.08%               2.93%               3.10%               2.95%

Net interest income as a percentage of average
   interest earning assets                                     3.48%               3.24%               3.48%               3.28%
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ASSET QUALITY                                                             MARCH 31,                               MARCH 31,
(UNAUDITED)                                                                 2005                                    2004
                                                                            ----                                    ----
Allowance for loan losses to gross loans                                    1.55%                                   1.66%
    held for investment
Nonperforming assets to total assets                                        0.75%                                   1.23%
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